CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 (No. 333-248907) of Equitable Financial Life Insurance Company of America of our report dated April 9, 2021 relating to the statutory-basis financial statements of Equitable Financial Life Insurance Company of America, which appears in this Registration Statement. We also consent to the reference to us under the heading “Independent Auditors” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

April 22, 2021